Filed with the Securities and Exchange Commission on August 12, 2011

Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Globalstar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-2116508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Holiday Square Blvd.
Covington, Louisiana 70433

(Address of principal executive offices)  (Zip code)

2011 Employee Stock Purchase Plan

(Full title of the plan)

Dirk Wild
Senior Vice President and Chief Financial Officer
Globalstar, Inc.
300 Holiday Square Blvd.
Covington, Louisiana 70433 (985) 335-1500

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting
		(Do not check if a smaller reporting company)	company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered[1]	Proposed maximum offering price per share[2]	Proposed maximum aggregate offering price[2]	Amount of registration fee
Voting Common Stock,
$0.0001 par value (“Common Stock”)	7,000,000	$0.55	$3,850,000	$446.99

1           This registration statement also covers such indeterminable number of additional shares of Common Stock of the registrant as may become issuable with respect to any or all of such registered shares pursuant to the antidilution provisions of the plan.

2           The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based, pursuant to Rule 457(h) under the Securities Act of 1933, upon the average of the high and low prices of the Common Stock on August 10, 2011, as reported on The Nasdaq Global Select Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

The following documents of the registrant are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

•	Annual report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 31, 2011;

•	Quarterly reports on Form 10-Q for the quarter ended March 31, 2011 and June 30, 2011, as filed with the SEC on May 5, 2011 and August 5, 2011 (as amended August 12, 2011), respectively;

•	Current reports on Form 8-K, as filed with the SEC on January 7, 2011, February 4, 2011, March 21, 2011, March 25, 2011, May 23, 2011, June 20, 2011 (as amended June 21, 2011) and July 29, 2011; and

•
The description of our capital stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 30, 2006, and any amendment or report filed thereafter for the purpose of updating such information.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

The registrant’s certificate of incorporation provides that, to the fullest extent provided from time to time by Delaware law, the registrant (a) shall indemnify its directors and officers against judgments, fines, penalties, amounts paid in settlement and expenses incurred by them in connection with actions, suits, proceedings or claims arising out of their service to the registrant and, upon receipt of certain undertakings, shall advance expenses to them in connection with such matters and (b) may maintain insurance or make other financial arrangements on behalf of its directors and officers for any liability and expenses incurred by them, whether or not the registrant has authority to indemnify them against such liability and expenses.  No arrangement made by the registrant may provide protection for a person judged liable for intentional misconduct, fraud or a knowing violation of law, unless advancement of expenses or indemnification is ordered by a court.

The registrant intends to maintain directors’ and officers’ liability insurance insuring its directors and executive officers against certain liabilities arising out of their service as such to the registrant.

Item 7.    Exemption From Registration Claimed

Not applicable.

Item 8.    Exhibits

5.1	Opinion of Counsel
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Crowe Horwath LLP, Independent Registered Public Accounting Firm
24.1	Powers of Attorney (included on signature page)

Item 9.    Undertakings

    *(a)       The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                 To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)               To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    *(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    *(h)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

*Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana, as of August 12, 2011.

GLOBALSTAR, INC.

By:	/s/ Dirk J. Wild
Dirk J. Wild,
Senior Vice President and
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Globalstar, Inc. whose signatures appear below, hereby constitute and appoint James Monroe III and Dirk J. Wild, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each said attorney and agent, or his substitute, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of August 12, 2011.

Signature	Title

/s/ James Monroe III	Chairman and Chief Executive Officer (Principal Executive Officer)
James Monroe III

/s/ Dirk J. Wild	Senior Vice President and Chief Financial Officer, (Principal Financial Officer)
Dirk J, Wild

/s/ Joseph Barnett	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Joseph Barnett

/s/ William A. Hasler	Director
William A. Hasler

/s/ John Kneuer	Director
John Kneuer

/s/ James F. Lynch	Director
James F. Lynch

/s/ J. Patrick McIntyre	Director
J. Patrick McIntyre

/s/ Richard S. Roberts	Director
Richard S. Roberts